UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

W&E Source Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52276	98-0471083
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

Delaware Intercorp, Inc., 113 Barksdale Professional Center
Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (450) 443-1153

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 10.1 Entry into a Material Definitive Agreement

On October 26, 2014, the Company entered into Loan Repayment Agreements (the “Agreements”) with four individuals who have extended loans to the Company with a total outstanding balance of $155,383 (the “Loan”). Pursuant to the Agreements the Company agreed to issue a total of 15,538,300 shares of its common stock, $0.0001 par value per share (the “Shares”) at the rate of $0.01 per share as full payment for the Loan. Upon issuance and delivery of the Shares, the Loan shall be fully paid and the Company shall no longer have any obligations to the individuals under the Loan.

ITEM 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Report on Form 8-K, the Company will issue to the individual lenders a total of 15,538,300 shares of the Company’s common stock, $0.0001 par value per share, pursuant to the Agreements. These shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of these shares was made pursuant to Regulation S under the Securities Act.

ITEM 4.01 Changes in Registrant's Certifying Accountant

(a) Dismissal of Independent Certifying Accountant

Effective October 24, 2014, WWC, P.C. was dismissed as the Company’s independent registered public accounting firm. The dismissal of WWC, P.C. as the independent registered public accounting firm was approved by the Company’s Board of Directors.

The reports of WWC, P.C. regarding the Company’s financial statements for the fiscal year ended June 30, 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of WWC, P.C. on the Company’s financial statements for fiscal year ended June 30, 2014 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the year ended June 30, 2014, and during the period from June 30, 2014 to October 24, 2014, the date of dismissal, (i) there were no disagreements with WWC, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of WWC, P.C. would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided WWC, P.C. with a copy of the foregoing disclosures and requested that WWC, P.C. furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. WWC, P.C. has not responded and if and when WWC, P.C. responses and furnishes the Company with a letter addressed to the SEC stating whether or not it agrees with the above statement, the Company will furnish such letter by amendment.

(b) Engagement of Independent Certifying Accountant

Effective October 27, 2014, the Board of Directors of the Company engaged CANUSWA Accounting & Tax Services Inc. (“CANUSWA”) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2015.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of CANUSWA, the Company (a) has not engaged CANUSWA as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with CANUSWA regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CANUSWA concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Loan Repayment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

W&E Source Corp.

By:	/s/ Hong Ba
Hong Ba, Chief Executive Officer

Date: October 30, 2014